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Exhibit 99.2

Vermillion Announces Equity Financing of $5.6 Million

AUSTIN, Texas, February 14, 2017 – Vermillion, Inc. (Nasdaq:  VRML), a bio-analytical solutions company, announced today that investors, including several Vermillion directors and members of management as well as certain significant stockholders, have agreed to purchase approximately $5.6 million of unregistered shares of Vermillion’s common stock and warrants to purchase unregistered shares of Vermillion’s common stock in a private placement. Under the terms of the private placement, Vermillion has agreed to sell an aggregate of 3,747,125 shares of its common stock at the price of $1.40 per share, the closing price quoted on NASDAQ on February 10, 2017. In addition, the investors will receive warrants to purchase up to an aggregate of 2,810,338 shares of Vermillion’s common stock at an exercise price of $1.80 per share. The warrants become exercisable six months after the closing of the private placement and expire five years from the date of issuance or, if earlier, five business days after Vermillion delivers notice that the closing price per share of its common stock exceeded the exercise price for 20 consecutive trading days during the exercise period.

The closing of the private placement is expected to occur on February 17, 2017, subject to customary closing conditions.  At the closing, Vermillion will receive $5.6 million in gross proceeds.  If all of the warrants are exercised, Vermillion would receive an additional $5.1 million in gross proceeds, resulting in total proceeds from the private placement of up to $10.7 million before transaction costs.  Vermillion intends to use the net proceeds from the private placement for general corporate and working capital purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Vermillion

Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve gynecologic health outcomes for women. Vermillion, along with its prestigious scientific collaborators, discovers, develops, and delivers innovative diagnostic and technology tools that help women with serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the closing of the private placement and the use of proceeds therefrom. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release are based on Vermillion’s expectations as of the date of this press release. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements, including delays in satisfying or failure to satisfy closing conditions for the private placement, changes to interpretations of existing laws and regulations and other factors that are described in Vermillion’s Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission. Vermillion expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Investor Relations Contact:

Michael Wood

LifeSci Advisors LLC

Tel 1-646-597-6983

mwood@lifesciadvisors.com